Exhibit 10.14

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of [                ], 2021 (and effective as set forth in Section 3.16 of this Agreement), by and among Vine Energy Inc., a Delaware corporation (“Issuer”), Vine Energy Holdings LLC, a Delaware limited liability company (“Vine Holdings”), Vine Investment LLC, a Delaware limited liability company (“Vine Investment”), Brix Investment LLC, a Delaware limited liability company (“Brix Investment”) and Harvest Investment LLC, a Delaware limited liability company (“Harvest Investment”).

WHEREAS, the Parties desire to provide for the exchange of certain Class B Units of Vine Holdings and Class B Common Stock of the Issuer for shares of Class A Common Stock of the Issuer or, at the Issuer’s election, cash equal to the Cash Election Amount (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Brix Investment” has the meaning set forth in the preamble of this Agreement.

“Business Day” means a day other than a Saturday, Sunday, federal or New York or Texas State holiday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close.

“Cash Election” has the meaning set forth in Section 2.1(b) of this Agreement.

“Cash Election Amount” means with respect to a particular Exchange, an amount of cash equal to the value of the shares of Class A Common Stock that would have been received in such Exchange absent any Cash Election as of the date of Vine Holdings’ delivery of such cash pursuant to Section 2.2 (the “Valuation Date”), decreased by any distributions received by the Investment Entity participating in the Exchange, with respect to the Class B Units that are the subject of the Exchange following the date of receipt by Vine Holdings of the surrendered Class B Units and where the record date for such distribution was after the date of receipt of such surrendered Class B Units. For this purpose, the value of a share of Class A Common Stock shall equal (i) the volume weighted average price of a share of Class A Common Stock for the 10 trading days ending on the trading day prior to the Valuation Date or (ii) in the event the share of Class A Common Stock is not then publicly traded, the value, as reasonably determined by the Issuer in good faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Cash Election Notice” has the meaning set forth in Section 2.1(b) of this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Issuer.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Issuer.

“Class B Unit” means one (1) limited liability company unit representing a membership interest in Vine Holdings, designated as a Class B Unit in and issued pursuant to the Vine Holdings LLC Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a Class B Unit (together with the same number of shares of Class B Common Stock) is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be one (1) for one (1), which Exchange Rate shall be subject to modification as provided in Section 2.4.

“Harvest Investment” has the meaning set forth in the preamble of this Agreement.

“Investment Entity” means each of Brix Investment, Harvest Investment and Vine Investment, collectively, the “Investment Entities.”

“IPO” means the initial public offering and sale of shares of Class A Common Stock, as contemplated by Vine Energy Inc.’s Registration Statement on Form S-1 (File No. [                ]).

“IRS” means the U.S. Internal Revenue Service.

“Issuer” has the meaning set forth in the preamble of this Agreement.

“Parties” means the Issuer, Vine Holdings and the Investment Entities.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [                ], 2021, by and among the Issuer, the Investment Entities and the other holders, as amended.

“Valuation Date” has the meaning set forth in the definition of Cash Election Amount in Article I of this Agreement.

“Vine Holdings” has the meaning set forth in the preamble of this Agreement.

“Vine Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Vine Energy Holdings LLC, dated as of [                ], 2021, as it may be amended, supplemented or restated from time to time.

“Vine Investment” has the meaning set forth in the preamble of this Agreement.

ARTICLE II

EXCHANGE OF CLASS B UNITS

2.1 Exchange of Class B Units.

(a) Subject to the provisions in this Article II and the provisions of the Vine Holdings LLC Agreement, each Investment Entity shall be entitled to exchange Class B Units (together with the same number of shares of Class B Common Stock) held by such Investment Entity at any time and from time to time. Each Investment Entity may surrender Class B Units (together with the same number of shares of Class B Common Stock) to Vine Holdings in exchange for either (i) the delivery by Vine Holdings of a number of shares of Class A Common Stock equal to the product of (A) such number of Class B Units surrendered multiplied by (B) the Exchange Rate or (ii), at the Issuer’s election, the delivery by Vine Holdings of cash equal to the Cash Election Amount calculated with respect to such Exchange (each, an “Exchange”). For the avoidance of doubt, if at any time an Investment Entity surrenders all of its Class B Units to Vine Holdings, it must concurrently surrender all shares of Class B Common Stock then held by it to Vine Holdings.

(b) On the date the Class B Units are surrendered pursuant to an Exchange (the “Exchange Date”), the Issuer shall be entitled to elect (a “Cash Election”) to settle the Exchange by the delivery to the Investment Entity participating in such Exchange (in the manner provided for in Section 2.2(a)), in lieu of the applicable number of shares of Class A Common Stock that would be received in such Exchange, an amount of cash equal to the Cash Election Amount for such Exchange. In order to make a Cash Election with respect to an Exchange, the Issuer must provide written notice (a “Cash Election Notice”) of such election to the Investment Entity participating in the Exchange prior to 1:00 pm, Houston time, on the Business Day after the date on which such Class B Units (together with the same number of shares of Class B Common Stock) shall have been received by Vine Holdings. If the Issuer fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Exchange.

(c) Following settlement of the Exchange, whether by delivery of Class A Common Stock or exercise of a Cash Election, (i) all rights of the Investment Entity participating in such Exchange as holder of such exchanged Class B Units and shares of such exchanged Class B Common Stock shall cease and Vine Holdings shall deliver such exchanged Class B Units and such exchanged shares of Class B Common Stock to the Issuer for no additional consideration, and (ii) in the event the Issuer does not exercise a valid Cash Election, the Investment Entity participating in such Exchange shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock received in such Exchange.

(d) In the event the Issuer elects to make a Cash Election with respect to an Investment Entity, it must simultaneously make the same Cash Election with respect to each Investment Entity that is participating in concurrently occurring Exchanges.

2.2 Exchange Procedures.

(a) If the Issuer makes a valid Cash Election with respect to an Exchange, then in accordance with and subject to the terms set forth in the Vine Holdings LLC Agreement the Issuer shall deliver to Vine Holdings, and Vine Holdings shall deliver to the Investment Entity participating in such Exchange, in each case, as directed by the recipient Party by wire transfer or ACH, the Cash Election Amount payable upon the Exchange.

(b) If the Issuer does not make a valid Cash Election with respect to an Exchange, then in accordance with and subject to the terms set forth in the Vine Holdings LLC Agreement Issuer shall issue and contribute to Vine Holdings, and Vine Holdings shall deliver to the Investment Entity participating in such Exchange, the number of shares of Class A Common Stock issuable upon the Exchange.

(c) Subject to the terms set forth in the Vine Holdings LLC Agreement, the Issuer may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of exchange and the surrender of Class B Units and shares of Class B Common Stock in the event that the Class B Units or shares of Class B Common Stock are uncertificated.

(d) Notwithstanding anything to the contrary herein, in accordance with Section 3.6(b) of the Vine Holdings LLC Agreement, the Issuer may in its sole discretion elect to settle any Exchange hereunder by delivering shares of Class A Common Stock or the applicable Cash Election Amount directly to an exchanging Investment Entity in exchange for such Investment Entity’s delivery to the Issuer of the corresponding Class B Units (together with the same number of shares of Class B Common Stock). Any such transaction shall otherwise be effected on the terms and in the manner provided herein and shall constitute an “Exchange” for all purposes of this Agreement. In the event the Issuer makes an election pursuant to this Section 2.2(d) with respect to any specific Investment Entity, it shall make the same election with respect to all other Investment Entities who are participating in concurrently occurring Exchanges.

2.3 Exchange Restrictions.

(a) Notwithstanding anything to the contrary contained herein, no Investment Entity shall be entitled to exchange Class B Units and shares of Class B Common Stock, and the Issuer and Vine Holdings shall have the right to refuse to honor any request for an Exchange, if such Exchange would be prohibited under applicable law or regulation.

(b) To the extent the Issuer or Vine Holdings determines that the Class B Units do not meet the requirements of Treasury Regulation Section 1.7704-1(h), the Issuer or Vine Holdings may impose such restrictions on any Exchange as the Issuer or Vine Holdings may reasonably determine to be necessary or advisable so that Vine Holdings is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that each Investment Entity shall be entitled at any time to exchange Class B Units (together with the same number of shares of Class B Common Stock) for Class A Common Stock, provided that the number of Class B Units surrendered by such Investment Entity (and any related person within the meaning of Section 267(b) or Section 707(b)(1) of the Code) in such Exchanges during any thirty (30) calendar day period represent, in the aggregate, greater than 2% of the total interests in partnership capital or profits within the meaning of Treasury Regulations Section 1.7704-1(k) (provided that such Exchange constitutes part of a “block transfer” within the meaning of Treasury Regulation Section 1.7704-1(e)(2)). Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Issuer or Vine Holdings, such an Exchange would pose a material risk that Vine Holdings would be treated as a “publicly traded partnership” under Section 7704 of the Code.

2.4 Splits, Distributions and Reclassifications. The Exchange Rate and Cash Election Amount shall be adjusted accordingly and equitably if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Class B Units and Class B Common Stock that is not accompanied by an identical subdivision or combination of the shares of Class A Common Stock or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units and Class B Common Stock. In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then each Investment Entity shall be entitled to receive upon exchange the amount of such security that such Investment Entity would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit and share of Class B Common Stock.

2.5 Taxes. The delivery of shares of Class A Common Stock upon an Exchange shall be made without charge to the Investment Entity participating in such Exchange for any stamp or other similar tax in respect of such issuance unless otherwise required by law.

2.6 Common Stock Issued. For the avoidance of doubt, the shares of Class A Common Stock issued in exchange for Class B Units and shares of Class B Common Stock will not be registered under the Securities Act of 1933, as amended, but will be Registrable Securities and subject to the provisions of the Registration Rights Agreement.

2.7 Reserves. At all times, Issuer shall maintain a minimum number of unencumbered shares of Class A Common Stock reserved for issuance equal to the product of (A) the aggregate number of Class B Units held by the Investment Entities multiplied by (B) the Exchange Rate.

ARTICLE III

GENERAL PROVISIONS

3.1 Representations and Warranties of Issuer, Vine Holdings and the Investment Entities. Each of Issuer, Vine Holdings and the Investment Entities hereby represents and warrants to the respective other Parties as follows:

(a) it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b) the execution, delivery and performance of this Agreement by it will not result in any material breach or violation of or default or right of termination or acceleration under any statute, law, regulation, ordinance, rule, permit, concession, grant, franchise, license or other authorization or approval of any governmental authority, judgment, order or decree or any mortgage, agreement, deed of trust, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound or which is otherwise applicable to it.

3.2 Representations and Warranties of Issuer and Vine Holdings. Each of Issuer and Vine Holdings hereby represents and warrants to each of the Investment Entities that, upon the valid surrender of Class B Units and shares of Class B Common Stock pursuant to an Exchange pursuant to the terms of this Agreement, the Class A Common Stock delivered to an Investment Entity pursuant to such Exchange shall be duly and validly authorized, fully paid and nonassessable, and shall be issued in the name of the Investment Entity participating in such Exchange, or such other party as such Investment Entity may designate in writing, without charge for any stamp or other similar tax in respect of such issuance, and will pass to the Investment Entity participating in such Exchange or their designee, free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by the Investment Entity participating in such Exchange.

3.3 Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of each of (i) the Issuer, (ii) Vine Holdings and (iii) the holders of at least a majority of the then-outstanding Class B Units (excluding Class B Units held by the Issuer), provided that, for so long as the Investment Entities (or other affiliates of The Blackstone Group L.P.) hold at least 5% of the outstanding Class B Units, the prior written consent of such Investment Entities (or other affiliates of The Blackstone Group L.P.) will be required for any amendment, supplement, waiver or modification of this Agreement.

3.4 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.4):

(a)	If to the Issuer or Vine Holdings, to:

Vine Energy Inc.

5800 Granite Parkway, Suite 550

Plano, Texas 75024

Attention:      Eric D. Marsh, President and Chief Executive Officer

Facsimile:      (877) 992-0118

With required copies to:

Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor New York,

New York 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:      Matthew R. Pacey, P.C.

                      William J. Benitez, P.C.

Facsimile:      (713) 835-3601

Email:            matt.pacey@kirkland.com

                       wbenitez@kirkland.com

(b)	If to Vine Investment, to:

Vine Investment LLC

c/o Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

With required copies to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:       Matthew R. Pacey, P.C.

                        William J. Benitez, P.C.

Facsimile:       (713) 835-3601

Email:             matt.pacey@kirkland.com

                         wbenitez@kirkland.com

(c)	If to Brix Investment, to:

[Brix Investment LLC

c/o Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874]

With required copies to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:      Matthew R. Pacey, P.C.

                      William J. Benitez, P.C. Facsimile: (713) 835-3601

Email:            matt.pacey@kirkland.com

                       wbenitez@kirkland.com

(d)	If to Harvest Investment, to:

[Harvest Investment LLC

c/o Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874]

With required copies to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:      Matthew R. Pacey, P.C.

                      William J. Benitez, P.C.

Facsimile:      (713) 835-3601

Email:            matt.pacey@kirkland.com

                       wbenitez@kirkland.com

3.5 Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

3.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent holders of Class B Units and Class B Common Stock; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Class B Units and Class B Common Stock in violation of the terms of the Vine Holdings LLC Agreement or applicable law. Any Class B Units or shares of Class B Common Stock acquired from an Investment Entity (or a permitted assignee thereof) shall be entitled to all of the rights and be held subject to all of the obligations of this Agreement, and by taking and holding such Class B Units or shares of Class B Common Stock, such assignee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

3.7 Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.8 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereof.

3.9 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.10 Integration. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

3.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

3.12 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), in the case of matters relating to an Exchange, the Issuer may bring, on behalf of the Issuer or Vine Holdings or on behalf of an Investment Entity, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), Vine Holdings and each Investment Entity (i) expressly consent to the application of paragraph (c) of this Section 3.12 to any such action or proceeding, (ii) agree that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoint the Issuer, as their agent for service of process in connection with any such action or proceeding and agree that service of process upon such agent, who shall promptly advise Vine Holdings or the Investment Entities, as applicable, of any such service of process, shall be deemed in every respect effective service of process upon Vine Holdings or the Investment Entities, as applicable, in any such action or proceeding.

(c) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF COURTS LOCATED IN WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.12, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties’ acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the Parties’ relationship with one another. The Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.12 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.12 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.12, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.12. In that case, this Section 3.12 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.12 shall be construed to omit such invalid or unenforceable provision.

3.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.13.

3.14 Tax Treatment; Withholding.

(a) To the extent this Agreement imposes obligations upon Vine Holdings, this Agreement shall be treated as part of the Vine Holdings LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

(b) Each of the Issuer, Vine Holdings and their agents and affiliates shall have the right to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Common Stock; provided that the Issuer may allow an exchanging Investment Entity to pay such taxes owed on an Exchange in cash in lieu of the Issuer withholding or deducting such Class A Common Stock. Prior to making such deduction or withholding, the Issuer, Vine Holdings or the applicable agent or affiliate shall give written notice to the Investment Entity effecting such Exchange and reasonably cooperate with such Investment Entity to reduce or avoid any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the applicable Investment Entity, and, if withholding is taken in Class A Common Stock, the relevant withholding party shall be treated as having sold such Class A Common Stock on behalf of such Investment Entity for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the relevant governmental authority.

3.15 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

3.16 Effective Date. This Agreement shall become effective upon the closing of the IPO and shall be of no force and effect (i) prior to the closing of the IPO and (ii) if the closing of the IPO has not been consummated within ten (10) Business Days from the date of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

VINE ENERGY INC.

By:
Name: Eric D. Marsh
Title: President and Chief Executive Officer

VINE ENERGY HOLDINGS LLC

By:
Name: Eric D. Marsh
Title: President and Chief Executive Officer

VINE INVESTMENT LLC

By:
Name: Eric D. Marsh
Title: President and Chief Executive Officer

BRIX INVESTMENT LLC

By:
Name: [Eric D. Marsh]
Title: [President and Chief Executive Officer]

Signature Page to Exchange Agreement

HARVEST INVESTMENT LLC

By:
Name: [Eric D. Marsh]
Title: [President and Chief Executive Officer]

Signature Page to Exchange Agreement